                                                                    Exhibit 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                    For the July 10, 2002 Determination Date
                           For the 59th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
     Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and
     Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is July 10, 2002, which is a Determination
     Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly
     Period [equal to 5(a) plus 5(b)] was                                            $101,423,538.66

     (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
         Finance Charge Receivables) was                                              $10,452,962.80

     (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of Principal
         Receivables) was                                                             $90,970,575.86

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                    $799,393,125.56

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                     $85,578,759.63

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                          $0.00

 Monthly Servicer's Certificate.
 Page 2 (all amounts in dollars except percentages)

11. Monthly Period Trust Activity
(a) Trust Activity                                                 Total Trust
    ===============================================              =================

    Beginning Aggregate Principal Receivables                      784,149,278.66
    Beginning Excess Funding Account Balance                                 0.00
    Beginning Total Principal Balance                              784,149,278.66
    Collections of Finance Charge Receivables                       10,452,962.80
    Discount Percentage                                                      0.00
    Discount Option Receivables Collections                                  0.00
    Net Recoveries                                                           0.00
    Total Collections of Finance Charge Receivables                 10,452,962.80
    Total Collections of Principal Receivables                      90,970,575.86
    Net Default Amount                                               2,503,134.52
    Minimum Aggregate Principal Receivables Balance                700,000,000.00
    Ending Aggregate Principal Receivables                         785,578,759.63
    Ending Excess Funding Account Balance                                    0.00
    Ending Total Principal Balance                                 785,578,759.63

(b) Series Allocations (as of 6/30/02)                              Series 1997-1          Series 1998-1            All Series
    ===============================================              ==================================================================
    Group Number                                                          1                      2
    Investor Interest                                              289,500,000.00          251,712,639.46         541,212,639.46
    Adjusted Investor Interest                                      81,900,000.00          251,712,639.46         333,612,639.46
    Principal Funding Account Balance                              207,600,000.00                    0.00         207,600,000.00
    Minimum Transferor Interest                                                                                    54,990,513.17

(c) Group I Allocations                                             Series 1997-1           Total Group I
    ===============================================              ==========================================
    Investor Finance Charge Collections                              2,501,625.45            2,501,625.45

    Investor Monthly Interest                                        1,458,142.50            1,458,142.50
    Investor Monthly Fees (Servicing Fee)                              102,375.00              102,375.00
    Investor Default Amounts                                           344,275.11              344,275.11
    Investor Additional Amounts                                        596,832.84              596,832.84
    Total                                                            2,501,625.45            2,501,625.45

    Reallocated Investor Finance Charge Collections                  2,501,625.45            2,501,625.45
    Available Excess                                                         0.00                    0.00

12. Series 1997-1 Certificates

                                                                    Series 1997-1              All Other            Transferor's
(a) Investor/Transferor Allocations                 Trust              Interest                Series               Interest
    ===============================================================================================================================
    Beginning Investor/Transferor Amounts     784,149,278.66        81,900,000.00          251,712,639.46         450,536,639.20
    Beginning Adjusted Investor Interest      784,149,278.66        81,900,000.00          251,712,639.46
    Floating Investor Percentage                 100.000000%           13.753760%              38.399980%
    Fixed Investor Percentage                    100.000000%           38.258020%              51.010710%
    Collections of Finance Chg. Receivables    10,452,962.80         2,501,625.45            4,013,935.60
    Collections of Principal Receivables       90,970,575.86        34,803,541.06           46,404,736.59
    Net Default Amount                          2,503,134.52           344,275.11              961,203.17

    Ending Investor/Transferor Amounts        785,578,759.63        55,950,000.00          204,346,699.70         525,282,059.93

     Monthly Servicer's Certificate
     Page 3 (all amounts in dollars except percentages)

                                                                                                  Collateral
   (b) Monthly Period Funding Requirements                  Class A           Class B             Interest          Total
       ===========================================================================================================================

       Principal Funding Account                         25,950,000.00               0.00             0.00          25,950,000.00
       Principal Funding Investment Proceeds                255,844.03               0.00             0.00             255,844.03
       Withdrawal from Reserve Account                      808,105.97               0.00             0.00             808,105.97
       Available Reserve Account Amount                   1,297,500.00               0.00             0.00           1,297,500.00
       Required Reserve Account Amount                    1,297,500.00               0.00             0.00           1,297,500.00

       Coupon                                                 6.15000%           6.35000%         2.44000%              16.22412%
       Floating Investor Percentage                           9.92796%           2.67806%         1.14774%              13.75376%
       Fixed Investor Percentage                             33.09319%           2.67806%         2.48677%              38.25802%
       Investor Monthly Interest                          1,329,937.50         111,125.00        17,080.00           1,458,142.50
       Overdue Monthly Interest                                   0.00               0.00             0.00                   0.00
       Additional Interest                                        0.00               0.00             0.00                   0.00
         Total Interest Due                               1,329,937.50         111,125.00        17,080.00           1,458,142.50
       Investor Default Amounts                             248,510.19          67,035.45        28,729.47             344,275.11
       Investor Monthly Fees                                 64,875.00          26,250.00        11,250.00             102,375.00
       Investor Additional Amounts                          596,832.84               0.00             0.00             596,832.84
         Total Due                                        2,240,155.53         204,410.45        57,059.47           2,501,625.45

                                                                                                 Collateral
   (c) Certificates - Balances and Distributions            Class A           Class B            Interest           Total
       ===========================================================================================================================

       Beginning Investor Interest                       51,900,000.00      21,000,000.00     9,000,000.00          81,900,000.00
       Monthly Principal - Prin. Funding Account         25,950,000.00               0.00             0.00          25,950,000.00
       Principal Payments                                         0.00               0.00             0.00                   0.00
       Interest Payments                                  1,329,937.50         111,125.00        17,080.00           1,458,142.50
       Total Payments                                    27,279,937.50         111,125.00        17,080.00          27,408,142.50
       Ending Investor Interest                          25,950,000.00      21,000,000.00     9,000,000.00          55,950,000.00

   (d) Information regarding Payments in respect of the Class A Certificates
       (per $1,000 original certificate principal amount)
       1. Total Payment                                                                                                  5.125000
       2. Amount of Payment in respect of Class A Monthly Interest                                                       5.125000
       3. Amount of Payment in respect of Class A Overdue Monthly Interest                                               0.000000
       4. Amount of Payment in respect of Class A Additional Interest                                                    0.000000
       5. Amount of Payment in respect of Class A Principal                                                              0.000000

   (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
       1. Total Amount of Class A Investor Charge-Offs                                                                      0.00
       2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                           0.00
       3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0.00
       4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
          principal amount                                                                                                  0.00
       5. The amount, if any, by which the outstanding Principal Balance of the Class A
          Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                            0.00

   (f) Information regarding Payments in respect of the Class B Certificates
       (per $1,000 original certificate principal amount)
       1. Total Payment                                                                                                 5.291667
       2. Amount of Payment in respect of Class B Monthly Interest                                                      5.291667
       3. Amount of Payment in respect of Class B Overdue Monthly Interest                                              0.000000
       4. Amount of Payment in respect of Class B Additional Interest                                                   0.000000
       5. Amount of Payment in respect of Class B Principal                                                             0.000000

     Monthly Servicer's Certificate
     Page 4 (all amounts in dollars except percentages)

     (g) Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
         1. Amount of reductions in Class B Investor Interest                                                                 0.00
         2. Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount                0.00
         3. Total amount reimbursed in respect of reductions of Class B Investor Interest                                     0.00
         4. Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
            certficate principal amount                                                                                       0.00
         5. The amount, if any, by which the outstanding Principal Balance of the Class B
            Certificates exceeds the Class B Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                            0.00

     (h) Information regarding the Distribution in respect of the Collateral Interest
         (per $1,000 original certificate principal amount)
         1. Total distribution                                                                                            0.875897
         2. Amount of distribution in respect of Collateral Monthly Interest                                              0.875897
         3. Amount of distribution in respect of Collateral Overdue Interest                                              0.000000
         4. Amount of distribution in respect of Collateral Monthly Principal                                             0.000000

     (i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
         1. Amount of reductions in Collateral Interest                                                                       0.00
         2. Total amount reimbursed in respect of reductions of Collateral Interest                                           0.00

     (j) Application of Reallocated Investor Finance Charge Collections
         1. Class A Available Funds                                                                                   2,101,715.97

             a. Class A Monthly Interest                                                                              1,329,937.50
             b. Class A Overdue Monthly Interest                                                                              0.00
             c. Class A Additional Interest                                                                                   0.00
             d. Class A Servicing Fee                                                                                    64,875.00
             e. Class A Investor Default Amount                                                                         248,510.19
             f. Excess Spread                                                                                           458,393.28

         2. Class B Available Funds                                                                                     279,936.63

             a. Class B Monthly Interest                                                                                111,125.00
             b. Class B Overdue Monthly Interest                                                                              0.00
             c. Class B Additional Interest                                                                                   0.00
             d. Class B Servicing Fee                                                                                    26,250.00
             e. Excess Spread                                                                                           142,561.63

         3. Collateral Holder Available Funds                                                                           119,972.85

            a. Excess Spread                                                                                            119,972.85

         4. Total Excess Spread                                                                                         720,927.76

     Monthly Servicer's Certificate
     Page 5 (all amounts in dollars except percentages)

     (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1. Beginning Excess Spread                                                                                     720,927.76
         2. Excess Finance Charge Collections                                                                                 0.00
         3. Applied to fund Class A Required Amount                                                                           0.00
         4. Unreimbursed Class A Investor Charge-Offs                                                                         0.00
         5. Applied to fund Class B Required Amount                                                                      67,035.45
         6. Reductions of Class B Investor Interest treated as Available Principal Collections                                0.00
         7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                17,080.00
         8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee               11,250.00
         9. Collateral Investor Default Amount treated as Available Principal Collections                                28,729.47
         10.Reductions of Collateral Interest treated as Available Principal Collections                                      0.00
         11.Deposit to Reserve Account (if required)                                                                    596,832.84
         12.Applied to other amounts owed to Collateral Interest Holder                                                       0.00
         13.Balance to constitute Excess Finance Charge Collections for other series                                          0.00

     13. Trust Performance
     (a) Delinquencies

         1. 30-59 days                                                                                                9,239,966.26
         2. 60-89 days                                                                                                5,382,192.98
         3. 90 days and over                                                                                          8,788,084.09
         4. Total 30+ days delinquent                                                                                23,410,243.33

     (b) Base Rate

         a. Current Monthly Period                                                                                        8.04411%
         b. Prior Monthly Period                                                                                          8.05676%
         c. Second Prior Monthly Period                                                                                   8.04979%
     (c) Three Month Average Base Rate                                                                                    8.05022%

     (d) Portfolio Yield (gross portfolio yield less net defaults)
         a. Current Monthly Period                                                                                        8.94238%
         b. Prior Monthly Period                                                                                          9.54879%
         c. Second Prior Monthly Period                                                                                   9.75023%
     (e) Three Month Average Portfolio Yield                                                                              9.41380%

     (f) Excess Spread Percentage

         a. Current Monthly Period                                                                                        6.64070%
         b. Prior Monthly Period                                                                                          6.34654%
         c. Second Prior Monthly Period                                                                                   5.39540%
     (g) Three Month Average Excess Spread Percentage                                                                     6.12755%

     (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                              12.93421%

     (i) Portfolio Adjusted Yield                                                                                         0.89827%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of July.

                              First USA Bank, National Association, as Servicer

                              By: /s/ Michael J. Grubb
                                  ------------------------

                              Name:  Michael J. Grubb
                              Title:  First Vice President